                         EXHIBIT 10 (p)


            REVOLVING CREDIT AND TERM LOAN AGREEMENT


     This Revolving Credit and Term Loan Agreement (the "Loan Agreement") is entered into by and among PMB Enterprises West, Inc., a New Mexico corporation ("Company), and First Interstate Bank of Texas, N.A., a national banking association, ("Bank").

                      W I T N E S S E T H:

     WHEREAS, Company has requested Bank to provide it with a revolving credit and term loan facility for the financing of new restaurants, working capital and general corporate purposes; and

     WHEREAS, Bank is willing to provide such facility to Company, upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                            ARTICLE I

                       DEFINITION OF TERMS

     For the purposes of this Loan Agreement, unless the context requires otherwise, the following terms shall have the respective meanings assigned to them in this Article I below:

     "Adjusted Interbank Rate" shall, with respect to each Interest Period, mean on any day thereof the quotient of (a) the Interbank Offered Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the Eurodollar Reserve
Requirement in effect on such day.

     "Advance":  Section 2.01.

     "Affiliate" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of any class of voting securities of the other. For this purpose, "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of another solely by reason of such Person's being a participant in a joint operating group or joint undivided ownership group.

     "Arbitration Program":  Article XI.

     "Business Day" shall mean a day upon which business is transacted by national banks in Fort Worth, Texas and New York, New York.

     "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

     "Compliance Certificate" shall mean a certificate delivered pursuant to Section 8.01(g) signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, President, one of its Senior Vice Presidents or its Chief Financial Officer.

     "Commitment":  Section 2.01.

     "Consequential Loss" shall, with respect to Company's payment of all or any portion of the then outstanding principal amount of Bank's Eurodollar Advance on a day other than the last day of the Interest Period related thereto, mean any loss, cost or expense actually incurred by Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by Bank on redepositing such principal amount.

     "Consolidated" shall mean the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Net Income" shall mean, with respect to any period, consolidated net earnings (after income taxes) of Pancho's Mexican Buffet, Inc. and its Subsidiaries for such period, determined in accordance with Generally Accepted Accounting Principles.

     "Consolidated Indebtedness" shall mean all Indebtedness of Pancho's Mexican Buffet, Inc. and its Subsidiaries on a
Consolidated basis.

     "Consolidated Net Worth" shall mean, as of any date, total stockholder's equity as reflected on the balance sheet of Pancho's Mexican Buffet, Inc. and its Subsidiaries on a
Consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall mean the
Consolidated Net Worth less Intangible Assets of Pancho's Mexican
Buffet, Inc. and its Subsidiaries, determined in accordance with GAAP.

     "Controlled Group" shall mean (i) the controlled group of corporations as defined in section 1563 of the United States Internal Revenue Code of 1986, as amended, or (ii) the group of trades or business under common control as defined in section 414(c) of the United States Internal Revenue Code of 1986, as amended, of which Company is part or may become a part.

     "Conversion Date":  Section 2.02(c).

     "Dividends", in respect of any corporation, shall mean:

     (1)Cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class; and

     (2)Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

     "Dollars" and the sign "$" shall mean lawful currency of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, together with all regulations issued pursuant thereto.

     "Environmental Claim" shall mean any written notice by any Person alleging potential liability or responsibility for (a) any removal or remedial action, including, without limitation, any clean-up, removal or treatment of any Hazardous Material or any action to prevent or minimize the release or movement of any Hazardous Materials through or in the air, soil, surface water, ground water or other property, (b) damage to the environment, or costs with respect thereto, or (c) personal injury (including sickness, disease or death), resulting from or based upon (i) the presence, release or movement (including sudden or nonsudden, accidental or nonaccidental, leaks or spills) of any Hazardous Material at, in or from the environment or any property, whether or not owned by the Company, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any permit issued to Pancho's Mexican Buffet, Inc. or any of its Subsidiaries pursuant to any Environmental Law.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act
(42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Recourse Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air
Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present and future state or local laws, and similar laws of jurisdictions other than the United States, to which Company or any of its Subsidiaries or any of its or their properties are subject.

     "Eurodollar Advance" shall mean any principal amount under the Note with respect to which the interest rate is calculated by reference to the Adjusted Interbank Rate for a particular
Interest Period.

     "Eurodollar Portion" shall mean that portion of the unpaid principal balance of the Term Loan with respect for which the interest rate is calculated by reference to the Adjusted
Interbank Rate for a particular Interest Period.

     "Eurodollar Business Day" shall mean a Business Day on which dealings in Dollars are carried out in the London Interbank market.

     "Eurodollar Reserve Requirement" shall, on any day, mean that percentage (expressed as a decimal fraction rounded up to the nearest 1/100th) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Bank of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "Event of Default" shall have the meaning assigned to it in
Article X hereof.

     "FDIC" shall mean the Federal Deposit Insurance Corporation
(or any successor thereby).

     "Funded Debt" shall mean all Indebtedness of Pancho's
Mexican Buffet, Inc. and its Subsidiaries for borrowed money and obligations under Capital Leases.

     "Floating Prime Advance" shall mean any principal amount under the Note with respect to which the interest rate is calculated by reference to the Floating Prime Rate.

     "Floating Prime Portion" shall mean that portion of the unpaid principal balance of the Term Loan with respect for which the interest rate is calculated by reference to the Floating
Prime Rate for the particular Interest Rate.

     "Floating Prime Rate" shall mean the rate of interest per annum quoted by First Interstate Bank of Texas, N.A., from time to time as its prime commercial rate of interest (it being understood that Bank may from time to time extend credit to other borrowers at rates of interest varying from, and having no relationship to, such prime commercial rate).

     "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as applied in the United States of America on a consistent basis. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period. Unless otherwise indicated herein, all accounting terms shall be defined according to GAAP.

     "Guarantors" shall mean Pancho's Mexican Buffet, Inc., PMB
International, Inc. and Pamex of Texas, Inc.

     "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements:

     (1) to purchase such Indebtedness or any property constituting security therefor;

     (2) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

     (3) to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or

     (4) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof;
          except that "Guaranty" shall not include the endorsement by Company or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

     "Guaranty Agreement" shall mean the guaranty agreement executed by the Guarantors, in the form of Exhibit "B" hereto, as the same may be amended or supplemented from time to time.

     "Guarantor" shall mean any of the Guarantors.

     "Hazardous Materials" shall mean those substances which are regulated by or form the basis of liability under any Environmental Laws.

     "Indebtedness" shall mean, with respect to any person, all indebtedness, obligations and liabilities of such Person, including without limitation:

     (1)all "liabilities" which would be reflected on a balance sheet of such Person, prepared in accordance with Generally
Accepted Accounting Principles;

     (2)all obligations of such Person in respect of any Capital
Lease; and

     (3)all obligations of such Person in respect of any Guaranty.

     "Intangible Assets" shall mean goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" on the Consolidated balance sheet of Pancho's Mexican Buffet, Inc. and its Subsidiaries in accordance with GAAP, but in no event shall Intangible Assets include (i) current prepaid expenses of Pancho's Mexican Buffet, Inc. or its Subsidiaries or (ii) receivables of any kind of Pancho's Mexican Buffet, Inc. or its Subsidiaries.

     "Interbank Offered Rate" shall mean, with respect to each Interest Period, that rate of interest determined by Bank on the basis of the offered rates for deposits in Dollars commencing on the first day of such Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time two (2) Eurodollar Business Days preceding the first day of such Interest Period, such deposits being for a period of time equal to or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Interest

Period relates. If at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect to the applicable Interest Period will be the arithmetic mean of such offered rates. If fewer than two (2) offered rates appear, the rate in respect of such Interest Period will be determined on the basis of the rates at which deposits in Dollars are offered by Bank (at approximately 11:00 a.m. London time, on the day that is two (2) Eurodollar Business Days prior to the first day of such Interest Period) to first-class banks in the London Interbank eurodollar market for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates.

     "Interest Period" shall mean, with respect to a Eurodollar
Advance or a Eurodollar Portion, a period commencing:

     (i) on the borrowing date of such Eurodollar Advance or Eurodollar Portion made pursuant to Section 2.02 or Section 3.03 of this Loan Agreement; or

     (ii) on the Conversion Date pertaining to such Eurodollar
Advance or Eurodollar Portion, if such Eurodollar Advance or
Eurodollar Portion is made pursuant to a conversion as described in Section 2.02(c) or Section 3.03 hereof; or

     (iii) on the date of borrowing specified in the Request for Advance in the case of a rollover to a successive Interest Period,

and ending one (1), two (2), or three (3) months thereafter (in the case of a Eurodollar Advance or a Eurodollar Portion), as Company shall elect in accordance with Section 2.02(c) or Section
3.03 of this Loan Agreement; provided, that:

     (A) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

     (B) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (A) above, end on the last Eurodollar Business Day of a calendar month; and

     (C) if the Interest Period for any Eurodollar Advance or Eurodollar Portion would otherwise end after the Termination Date or Maturity Date, such Interest Period shall end on the Termination Date or the Maturity Date, as the case may be.

     "Investment" shall mean any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "Law" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

     "Loan Documents" shall mean this Loan Agreement, the Note (including any renewals, extensions and refundings thereof), the Guaranty, and any agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

     "Maturity Date" shall mean the date on which the entire unpaid balance of the Term Loan is fully due and payable, such Maturity Date being four (4) years after the earlier of the Revolving Credit Conversion Date or the Termination Date, as such Termination Date may be extended from time to time.

     "Material Adverse Effect" shall mean any act, circumstance, or event that (i) could have any adverse effect whatsoever upon the validity or enforceability of the Loan Documents, (ii) causes or reasonably could be expected to cause an Event of Default under this Loan Agreement, (iii) is or might be material and adverse to the financial condition or business operations of Pancho's Mexican Buffet, Inc. and its Subsidiaries on a consolidated basis, or (iv) could impair the ability of Company or any of the Guarantors to perform their respective obligations under the Loan Documents in any material respect.

     "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. Bank hereby notifies Company that, and disclose to Company that, for purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04, as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Bank reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Company; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Loan Agreement and the Note shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Loan Agreement and the Note (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

     "Net Cash Flow" shall mean the sum of Consolidated Net
Income, depreciation and amortization less the amount of Dividends paid.

     "Note" shall mean the promissory note executed by Company and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions or modifications thereof.

     "Obligation" shall mean all present and future indebtedness, obligations, and liabilities of Company to Bank, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Note, and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Company evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

     "Past Due Rate" shall mean the lesser of (a) the Floating
Prime Rate in effect from day-to-day, plus five percent (5.0%), or (b) the Maximum Rate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty
Corporation's functions under ERISA.

     "Permitted Liens" shall mean: (i) purchase money liens relating to or securing obligations in an aggregate amount not to exceed five hundred thousand dollars ($500,000); (ii) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation), unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due unless the same are being contested in good faith and for which adequate reserves have been provided; (iv)

Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; and (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by Company or any of its Subsidiaries in connection with existing or proposed structures or land use.

     "Person" shall mean and include an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization or government or any department, agency or political subdivision thereof.

     "Plan" shall mean an employee benefit plan or other plan maintained by Company for employees of Company and any of its Subsidiaries and/or covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

     "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R.
Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

     "Revolving Credit Conversion Date" shall mean the date on which the Revolving Credit Loan is converted to a Term Loan pursuant to Section 3.01 hereof.

     "Revolving Credit Loan" shall have the meaning assigned to it in Section 2.01 hereof.

     "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than fifty percent (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which themselves have more than fifty percent (by number of votes) of their Voting Stock owned by such parent corporation. As used herein, the term "Subsidiary" shall also mean any "Subsidiary" of the Company.

     "Taxes" shall mean all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any Laws or Tribunal.

     "Termination Date" shall mean (i) March 1, 1996, or (ii) such later date to which the Revolving Credit Period is extended pursuant to Section 2.01(b) hereof.

     "Term Loan":  Section 3.01.

     "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, board or bureau or instrumentality.

     "Voting Stock" shall mean, with respect to any Subsidiary, any shares of any class of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

     Other Definitional Provisions.

      (a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Note or any Loan
Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

     (b) Defined terms used herein in the singular shall import the plural and vice versa.

     (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan
Agreement as a whole and not to any particular provision of this Loan Agreement.

     (d) All financial and other accounting terms not otherwise defined herein shall be defined and calculated in accordance with Generally Accepted Accounting Principles consistently applied.

                           ARTICLE II

                      REVOLVING CREDIT LOAN

     2.01.     Revolving Credit Commitment.

     (a) Revolving Loan Commitments. Subject to the terms and conditions of this Loan Agreement, Bank agrees to extend to Company from the date hereof through the Termination Date (the "Revolving Credit Period"), a revolving line of credit which shall not exceed ten million dollars ($10,000,000) at any one time outstanding (such amount is hereinafter referred to as its "Commitment"). Bank shall not be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of the Obligations of Company to Bank hereunder exceeds Bank's Commitment.

     Within the limits of this Section 2.01, during the Revolving Credit Period, Company may borrow, prepay pursuant to
Section 4.04 hereof and reborrow under this Section 2.01. Each advance made by Bank under Section 2.01 and Section 2.02 is herein called an "Advance" and all Advances made by Bank hereunder are herein collectively called a "Revolving Credit Loan".

     (b) Review of Revolving Loan Commitments. Prior to March 1, 1995, Bank and Company shall review the revolving loan commitments hereunder, and Bank and Company may, at that time, mutually agree to extend the Termination Date of the revolving line of credit until March 1, 1997. Thereafter, Bank and Company shall review the revolving line of credit prior to March 1 of each succeeding year and, at the time of each such review, Bank and Company may mutually agree to extend the Termination Date for one additional year. If, at the time of any of the above-described reviews of the revolving line of credit, Bank and Company do not mutually agree to extend the then existing Termination Date of the revolving line of credit, then the Termination Date shall not be extended and the unpaid balance of the Note shall be due and payable in full on the then existing Termination Date, unless converted into a Term Loan pursuant to
Section 3.01 hereof. Notwithstanding anything herein, Bank shall have no obligation whatsoever to extend the Termination Date.

     (c) Reduction of Commitment. Company shall have the right, upon three (3) Business Days' prior written notice to Bank, to terminate or to permanently reduce the unborrowed portion of the Commitment, in whole or in part (provided any partial reduction shall be in the minimum amount of $1,000,000 or any integral multiple thereof), effective on the first day of any calendar quarter hereafter.

     (d) Commitment Fee. In addition to the payments provided for in Article IV hereof, Company shall pay to Bank, on the first day of each fiscal quarter of Company beginning April 1, 1994, a revolving credit loan commitment fee at the rate of three eighths percent (.375%) per annum (calculated on the basis of a year consisting of 360 days) on the average daily amount of Bank's Commitment which was unused during the immediately preceding fiscal quarter of Company. Such commitment fee shall be paid to Bank during the Revolving Credit Period and on the Termination Date or the Revolving Credit Conversion Date. Company and Bank acknowledge and agree that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Bank for committing to make funds available to Company as described herein and for no other purpose.

     2.02.     Manner of Borrowing.

     (a) Request for Advance. Each request by Company to Bank for an Advance under Section 2.01 hereof (a "Request for Advance") shall be in writing or by telephonic notice and specify the aggregate amount of such requested Advance, the requested date of such Advance and, when the Request for Advance specifies a Eurodollar Advance, the Interest Period which shall be applicable thereto; provided, however, that the aggregate number of unpaid Eurodollar Advances shall not exceed four (4) at any time. Company shall furnish to Bank the Request for Advance by at least 11:00 a.m. (Fort Worth time) three (3) Eurodollar Business Days prior to the requested Eurodollar Advance date (which must be a Eurodollar Business Day) and by at least 2:00 p.m. (Fort Worth time) on the requested borrowing date (which must be a Business Day) for a Floating Prime Advance. Any written Request for Advance shall: (i) in the case of a Floating Prime Advance, be in the form attached hereto as Exhibit "C," and
(ii) in the case of a Eurodollar Advance, be in the form attached hereto as Exhibit "D." If such Request for Advance is by telephonic notice, said telephonic notice shall be confirmed in writing within two (2) Business Days of such telephonic notice pursuant to a Confirmation of Request For Advance
(i) substantially in the form attached hereto as Exhibit "E" in the case of a Floating Prime Advance and (ii) substantially in the form attached hereto as Exhibit "F" in the case of a Eurodollar Advance. Each Floating Prime Advance shall be in an aggregate principal amount of ten thousand dollars ($10,000.00) or any integral multiple of ten thousand dollars ($10,000.00). Each Eurodollar Advance shall be in an amount of at least one million dollars ($1,000,000.00) or any higher integral multiple of $1,000,000.00.

     Prior to making a Request for Advance, Company may (without specifying whether the anticipated Advance shall be a Floating Prime Advance or Eurodollar Advance) request that Bank provide Company with the most recent Interbank Offered Rate available to Bank. Bank shall endeavor to provide such quoted rates to Company on the date of such request.

     Each Request for Advance shall be irrevocable and binding on Company and, in respect of the Advance specified in such Request for Advance, Company shall indemnify Bank against any cost, loss or expense incurred by Bank as a result of any failure to fulfill, on or before the date specified for such Advance, the conditions to such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund the Advance to be made by Bank as part of such Advance when such Advance, as a result of such failure, is not made on such date.

     (b) Funding. Bank shall on the date of such Advance specified in the Request for Advance, deposit the amount of such Advance in an account maintained by Company at Bank.

     (c) Selection of Interest Option. Upon making a Request for Advance under Section 2.02(a) hereof, Company shall advise Bank as to whether the Advance shall be (i) a Eurodollar Advance, in which case Company shall specify the applicable Interest Period therefor, or (ii) a Floating Prime Advance. At least three (3) Eurodollar Business Days prior to the termination of each Interest Period with respect to a Eurodollar Advance (whether such termination occurs before or after the Termination
Date) Company shall give Bank written notice (the "Rollover Notice") of the interest option which shall be applicable to such Advance to be rolled over upon the expiration of such Interest Period. If Company shall specify that such Advance shall be a Eurodollar Advance, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Company with respect to such Advance. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Bank. If the required Rollover Notice shall not have been timely received by Bank prior to the expiration of the then relevant Interest Period, then Company shall be deemed to have elected to have such Advance be a Floating Prime Advance. With respect to any Floating Prime Advance, Company shall have the right, on any Eurodollar Business Day (a "Conversion Date") to convert such Floating Prime Advance to a Eurodollar Advance by giving Bank a Rollover Notice of such selection at least three (3) Eurodollar Business Days prior to such Conversion Date.

     Notwithstanding anything to the contrary contained herein, Company shall have no right to request a Eurodollar Advance if the interest rate applicable thereto under Section 2.03 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Advance.

     2.03. Interest Rates. The unpaid principal of each Floating Prime Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of: (a) the Floating Prime Rate in effect from day to day or (b) the Maximum Rate. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and three eighths percent (1.375%) or (b) the Maximum Rate if as of the end of the most recent fiscal quarter the ratio of Funded Debt as of the end of such quarter to Net Cash Flow for the four fiscal quarters ending as of the end of the most recent fiscal quarter is equal to or less than 1.0 to 1.0. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and one half percent (1.5%) or (b) the Maximum Rate if as of the end of the most recent fiscal quarter the ratio of Funded Debt as of the end of such quarter to Net

Cash Flow for the four fiscal quarters ending as of the end of the most recent fiscal quarter is greater than 1.0 to 1.0 but equal to or less than 1.5 to 1.0. The unpaid principal of each Eurodollar Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and three quarter percent (1.75%) or
(b) the Maximum Rate if as of the end of the most recent fiscal quarter the ratio of the Funded Debt as of the end of such quarter to Net Cash Flow for the four fiscal quarters ending as of the end of the most recent fiscal quarter is greater than 1.5 to 1.0. All past due principal of, and to the extent permitted by applicable law, interest on the Note shall bear interest at the Past Due Rate. If converted to Term Loan pursuant to Section
3.01 hereof, the converted principal amount of the Note shall continue to bear interest as provided in Section 3.02. Notwithstanding the foregoing, the unpaid principal balance of the Note shall bear interest as provided in Section 4.05(c) hereof, upon the occurrence of the circumstances described in such section.

     2.04. Loan Origination Fees. In consideration of Bank's agreement to make funds available to Company during the Revolving Credit Period, Company agrees to pay to Bank a nonrefundable loan origination fee in the amount of $5,000 at the time of execution of the Loan Agreement. In consideration of Bank's commitment to make the Term Loan to Company, Company also agrees to pay to Bank a nonrefundable loan origination fee in the amount of $20,000 at the time of execution of this Loan Agreement.

                           ARTICLE III

                      CONVERSION TERM LOAN

     3.01. Conversion to Term Loan. On or before the Termination Date (as it may be extended pursuant to Section 2.01(b) herein), so long as Company shall have fulfilled all the conditions precedent set forth in Article VI hereof, Company shall have the option, upon three (3) Business Days' prior written notice thereof to Bank, to convert the outstanding balance of the Note to a term loan (such loan being the "Term Loan") to be repaid as provided herein.

     3.02. Term Loan Interest Rates. Subject to the provisions hereof, Company shall be entitled to designate portions of the unpaid principal balance of the Term Loan to bear interest at the Floating Prime Rate (a "Floating Prime Portion") and shall be entitled to designate portions of the Term Loan (a "Eurodollar Portion") to bear interest at a rate calculated by reference to the Adjusted Interbank Rate. Each Floating Prime Portion shall bear interest at a rate per annum which shall from day to day be equal to the lesser of: (a) the Floating Prime Rate in effect from day to day or (b) the Maximum Rate. Each Eurodollar Portion shall bear interest at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank

Rate for the applicable Interest Period, plus one and three eighths percent (1.375%) or (b) the Maximum Rate if as of the end of the most recent fiscal quarter the ratio of Funded Debt as of the end of such quarter to Net Cash Flow for the four fiscal quarters ending as of the most recent fiscal quarter is equal to or less than 1.0 to 1.0. Each Eurodollar Portion shall bear interest at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and one half percent (1.5%) or (b) the Maximum Rate if as of the end of the most recent fiscal quarter the ratio of Funded Debt as of the end of such quarter to Net Cash Flow for the four fiscal quarters ending as of the end of the most recent fiscal quarter is greater than 1.0 to 1.0 but equal to or less than 1.5 to 1.0. Each Eurodollar Portion shall bear interest at a rate per annum which shall be equal to the lesser of (a) the sum of the Adjusted Interbank Rate for the applicable Interest Period, plus one and three quarter percent (1.75%) or (b) the Maximum Rate if as of the end of the most recent fiscal quarter the ratio of the Funded Debt as of the end of such quarter to Net Cash Flow for the four fiscal quarters ending as of the end of the most recent fiscal quarter is greater than 1.5 to 1.0. All past due principal of, and to the extent permitted by applicable law, interest on the Note shall bear interest at the Past Due Rate. Notwithstanding the foregoing, the unpaid principal balance of the Note shall bear interest as provided in Section 4.05(c) hereof, upon the occurrence of the circumstances described in such section.

     3.03 Selection of Interest Option. At least three (3) Eurodollar Business Days prior to the termination of each Interest Period with respect to a Eurodollar Portion, Company shall give Bank written notice (the "Rollover Notice") of the interest option which shall be applicable to such Eurodollar Portion upon the expiration of such Interest Period. If Company shall specify that such Eurodollar Portion shall bear interest at a rate based upon the Adjusted Interbank Rate, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Company with respect to such Eurodollar Portion. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Bank. If the required Rollover Notice shall not have been timely received by Bank prior to the expiration of the then relevant Interest Period, then Company shall be deemed to have elected to have such portion of the Term Loan bear interest at the Floating Prime Rate. With respect to any Floating Prime Portion, Company shall have the right, on any Eurodollar Business Day (a "Conversion Date") to convert such Floating Prime Portion to a Eurodollar Portion by giving Bank a Rollover Notice of such selection at least three (3) Eurodollar Business Days prior to such Conversion Date.

                           ARTICLE IV

                        NOTE AND PAYMENTS

     4.01. Promissory Note. The Advances under Section 2.02(a) hereof by Bank shall be evidenced by a promissory note (the "Revolving Credit Note") of Company, which Revolving Credit Note shall (i) be dated the date hereof,
(ii) be in the amount of $10,000,000, (iii) be payable to the order of Bank at the office of Bank, (iv) bear interest in accordance with Section 2.03 hereof, and (v) be in the form of Exhibit "A" attached hereto with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of the Revolving Credit Note as stated on the face thereof, the amount of principal actually owing on the Revolving Credit Note at any given time shall be in the aggregate of all Advances theretofore made to Company hereunder, less all payments of principal theretofore actually received hereunder by Bank. Bank is authorized, but is not required, to endorse on the schedule attached to the Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Company hereunder.

     4.02. Principal Payments on Revolving Credit Loan. The unpaid principal amount of the Revolving Credit Note, and all accrued-but unpaid interest thereon, shall be due and payable on the Termination Date unless converted to a Term Loan pursuant to
Section 3.01 hereof.

     4.03. Principal Payments on Term Loan. Beginning on the first day of the month beginning not less than thirty (30) days after the Revolving Credit Conversion Date, the unpaid principal amount of the Term Loan shall be payable in forty eight (48) consecutive, monthly installments on the first day of each month until the Term Loan shall be repaid in full. Each such installment shall be in an amount equal to one forty eighth
(48th) (rounded to the nearest $1.00) of the original amount of the Term Loan; provided, however, that the amount of the final payment shall be in an amount equal to the then unpaid principal of the Term Loan.

     4.04.  Prepayments.

     (a) Optional Prepayments. Company may, without premium or penalty, prepay the principal of the Note then outstanding, in whole or in part, at any time or from time to time; provided, however, that (i) each prepayment of less than the full outstanding principal balance of the Note shall be in an amount equal to ten thousand dollars ($10,000.00) or an integral multiple thereof, and (ii) if Company shall prepay the principal of any Eurodollar Advance or Eurodollar Portion on any date other than the last day of the Interest Period applicable thereto, Company shall make the payments required by Section 5.05 hereof.

     (b) General Prepayment Provisions. Any prepayment of the Note hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and (ii) applied first to accrued interest and then to principal. After the Revolving Credit Conversion Date, prepayments on the Note shall be applied to remaining installments of principal on the Note in inverse order of maturity.

     4.05.     Payment of Interest on the Note.

     (a) Revolving Credit Period. During the Revolving Credit Period, the interest on the unpaid principal amount of each Floating Prime Advance shall be payable monthly as it accrues on the first Business Day of each month hereafter, commencing April 1, 1994, and on the Termination Date. Interest on the unpaid principal amount of each Eurodollar Advance shall be payable on the last day of such Interest Period. Should any installment of interest on the Revolving Credit Loan become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

     (b) Term Loan. After the Revolving Credit Conversion Date, interest on the unpaid principal amount of each Floating Prime Advance or Floating Prime Portion shall be payable monthly as it accrues commencing on the first (1st) day of each month following the Revolving Credit Conversion Date and continuing on the first
(1st) day of every month thereafter and on the Maturity Date. Interest on the unpaid principal amount of each Eurodollar Advance and each Eurodollar Portion shall be payable as it accrues on the last day of such Interest Period. Should the principal of, or any installment of the principal or interest on, the Note, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

     (c) Recapture Rate. If, on any interest payment date, Bank does not receive interest on the Note computed (as if no Maximum Rate limitations were applicable) at the applicable contract rate described herein, because the applicable contract rate exceeds or has exceeded the Maximum Rate, then Company shall, upon the written demand of Bank, pay to Bank, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; provided, however, that in no event shall Company be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" shall mean, on any date, with respect to the Note, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of the Note (had the applicable contract rate(s) described herein at all times been in effect, without limitation by the Maximum Rate) exceeds (b) the aggregate amount of interest actually paid to Bank on the Note on or prior to such date.

     4.06. Calculation of Interest Rates. Interest on the unpaid principal of each Eurodollar Advance and each Eurodollar Portion shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days. Interest on the unpaid principal of each Floating Prime Advance and Floating Prime Portion shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

     4.07. Manner and Application of Payments. All payments of principal of, and interest on, the Note shall be made by Company to Bank before 2:00 p.m. (Fort Worth time), in Federal or other immediately available funds at Bank's principal banking office in Fort Worth. Should the principal of, or any installment of the principal or interest on, the Note, become due and payable on a day other than a Business Day or a Eurodollar Business Day, as the case may be, the maturity thereof shall be extended to the next succeeding Business Day or Eurodollar Business Day, as the case may be. All payments made on the Note shall be credited, to the extent of the amount thereof, in the following manner:
(i) first, against the amount of interest accrued and unpaid on the Note as of the date of such payment; (ii) second, against all principal (if any) due and owing on the Note; (iii) third, as a prepayment of outstanding Floating Prime Advances or Floating Prime Portions under the Note; and (iv) fourth, as a prepayment of outstanding Eurodollar Advances or Eurodollar Portions under the Note. Subject to the foregoing, payments and prepayments of principal of the Note shall be applied first to such outstanding Floating Prime Advances and Floating Prime Portions and then to such Eurodollar Advances and Eurodollar Portions under the Note as Company shall select; provided, however, that Company shall select Floating Prime Advances, Floating Prime Portions, Eurodollar Advances and Eurodollar Portions to be repaid in a manner designated to minimize the Consequential Loss, if any, resulting from such payments; and provided further that, if Company shall fail to select the Floating Prime Advances or Floating Prime Portions and Eurodollar Advances or Eurodollar Portions to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then Bank shall apply the payment first to Floating Prime Advances and Floating Prime Portions and then to Eurodollar Advances and Eurodollar Portions.

     4.08. Lending Office. Bank may (a) designate its principal office or a foreign branch, subsidiary or affiliate of Bank as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Advance or Eurodollar Portion,
(b) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Floating Prime Advance or Floating Prime Portion and (c) change its lending offices from time to time by notice to Bank and Company; provided, however, Bank shall not designate a foreign branch without the consent of Company if such designation would subject interest payments hereunder to withholding for Taxes. In such event, Bank shall continue to hold the Note evidencing its loan for the benefit and account of such foreign branch, subsidiary or affiliate. Bank shall be entitled to fund all or any portion of the Revolving Credit Loan or Term Loan in any manner that it deems appropriate not inconsistent with the terms and provisions hereof, but for the purposes of this Loan Agreement Bank shall, regardless of Bank's actual means of funding, be deemed to have funded its Loan in accordance with the interest option from time to time selected by Company for such Advance.

     4.09.  Taxes.

     (a) Any and all payments by Company hereunder or under the Note shall be made, in accordance with Section 4.07, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Bank is organized or is or should be qualified to do business or any political subdivision thereof.
If Company shall be required by law to deduct any Taxes (i.e., Taxes for which Company is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 4.09) Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Company shall make such deductions and (iii) Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) Company will indemnify Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.09) paid by Bank or any liability (including penalties and interest) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date Bank makes written demand therefor.

     (d) Within thirty (30) days after the date of any payment of Taxes, Company will furnish to Bank, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Company contained in this Section 4.09 shall survive the payment in full of the Obligation.

     (f) Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loan and Term Loan, including the use of a different lending office, as long as in the good faith opinion of Bank such actions would not adversely affect it.

                            ARTICLE V

             SPECIAL PROVISIONS FOR EURODOLLAR LOANS

     5.01. Inadequacy of Eurodollar Loan Pricing. If with respect to an Interest Period for any Eurodollar Advance or any Eurodollar Portion:

     (i) Bank determines that, by reason of circumstances affecting the Interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to Bank in the Interbank eurodollar market for such Interest Period, or

     (ii) The Interbank Offered Rate as determined by Bank will not adequately and fairly reflect the cost to Bank of maintaining or funding the Eurodollar Advance or Eurodollar Portion for such Interest Period, then Bank shall forthwith give notice thereof to Company, whereupon, until Bank notifies Company that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Bank to make Eurodollar Advances and to offer Eurodollar Portions shall be suspended and (b) Company shall either (i) repay in full the then outstanding principal amount of the Eurodollar Advances or the Eurodollar Portions, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Advances or Eurodollar Portions, as the case may be, or (ii) convert such Eurodollar Advances or Eurodollar Portions to Floating Prime Advances or Eurodollar Portions in accordance with Section 2.02(c) or Section 3.03 of this Loan Agreement on the last day of the then current Interest Period applicable to each such Eurodollar Advance or Eurodollar Portion.

     5.02. Illegality. If, after the date of this Loan Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make, maintain or fund its Eurodollar Advances or Eurodollar Portions, and Bank shall forthwith give notice thereof to Company. Before giving any notice pursuant to this Subsection, Bank shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be materially disadvantageous to Bank (as determined in good faith by Bank). Upon receipt of such notice, Company shall either (i) repay in full the then outstanding principal amount of the Eurodollar Advance or Eurodollar Portion, together with accrued interest thereon, or (ii) convert such Eurodollar Advance or Eurodollar Portion to a Floating Prime Advance or Floating Prime Portion, in either case on (a) the last day of the then current Interest Period applicable to such

Eurodollar Advance or Eurodollar Portion if Bank may lawfully continue to maintain and fund such Eurodollar Advance or Eurodollar Portion to such day or (b) immediately if Bank may not lawfully continue to fund and maintain such Eurodollar Advance or Eurodollar Portion to such day.

     5.03. Increased Costs for Eurodollar Loan. If any Tribunal, central bank or other comparable authority, shall at any time after the date of this Agreement impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement of Bank), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, or shall impose on Bank (or its Eurodollar lending office) or the Interbank eurodollar market any other condition affecting its Eurodollar Advances or the Eurodollar Portions, the Note, or its obligation to make Eurodollar Advances or offer Eurodollar Portions; and the result of any of the foregoing is to increase the cost to Bank of making or maintaining its Eurodollar Advances or its Eurodollar Portions, or to reduce the amount of any sum received or receivable by Bank under this Agreement or the Note by an amount reasonably deemed by Bank to be material; then, within five (5) days after demand by Bank, Company shall pay to Bank, such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Company and Bank of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Section. A certificate of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If Bank demands compensation under this Section, then Company may at any time, upon at least five (5) Business Days' prior notice to Bank, either (i) repay in full the then outstanding Eurodollar Advances or Eurodollar Portions, together with accrued interest thereon to the date of prepayment or (ii) convert such Eurodollar Advances or Eurodollar Portions to Floating Prime Advances or Floating Prime Portions in accordance with the provisions of this Loan Agreement; provided, however, that Company shall be liable for any Consequential Loss arising pursuant to such actions. Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loan and Term Loan, including the use of a different lending office, as long as in the good faith opinion of Bank such actions would not adversely affect it.

     5.04. Effect on Interest Options. If notice has been given pursuant to Section 5.02 or Section 5.03 requiring the Eurodollar Advances or Eurodollar Portions of Bank to be repaid or converted, then unless and until Bank notifies Company that the circumstances giving rise to such repayment no longer apply, all Advances shall be Floating Prime Advances and all portions of the Term Loan shall be Floating Prime Portions. If Bank notifies Company that the circumstances giving rise to such repayment no longer apply, Company may thereafter select Advances to be Eurodollar Advances in accordance with Section 2.02(c) of this Loan Agreement and portions of the unpaid principal balance of the Term Loan to be Eurodollar Portions in accordance with
Section 3.03.

     5.05. Payments Not At End of Interest Period. If Company makes any payment of principal with respect to any Eurodollar Advance or Eurodollar Portion on any day other than the last day of an Interest Period applicable to such Eurodollar Advance, then Company shall reimburse Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Company through Bank and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a Eurodollar Advance to a Floating Prime Advance or a Eurodollar Portion to a Floating Prime Portion on any day other than the last day of the Interest Period for such Eurodollar Advance or Eurodollar Portion shall be deemed a payment for purposes of this Section.

                           ARTICLE VI

                      CONDITIONS PRECEDENT

     6.01. Initial Advances. The obligation of Bank to make the Revolving Credit Loan herein provided for and the initial Advances thereunder is subject to the condition precedent that, on or before the date of such Advance, Bank shall have received the following, each dated the date of such initial Advance, in form and substance satisfactory to Bank:

     (a) Promissory Note. A duly executed promissory note, drawn to the order of Bank in the form of Exhibit "A" attached hereto with appropriate insertions.

     (b) Guaranty Agreement. The Guaranty Agreement executed by each of the Guarantors in the form of Exhibit "B" attached hereto.

     (c) Articles of Incorporation of Company. A copy of the Articles of Incorporation of Company and all amendments thereto.

     (d) Resolutions of Company. Resolutions of Company authorizing the execution of this Loan Agreement duly adopted by the Board of Directors of Company and accompanied by a certificate of the Secretary of Company stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

     (e) Incumbency Certificate of Company. An incumbency certificate with respect to Company executed by the appropriate officers of Company.

     (f)  Certificates of Existence and Account Status For
Company. A current certificate of existence and good standing from the State of New Mexico and a current certificate of account status from the Comptroller of Public Accounts of the State of Texas.

     (g) Authority to Transact Business. Certificate evidencing the authority of Company to conduct or transact business in the State of Texas.

     (h) Articles of Incorporation of the Guarantors. A copy of the Articles of Incorporation of each of the Guarantors and all amendments thereto.

     (i) Resolutions of Each Guarantor. Resolutions of each one of the Guarantors approving the execution of the Guaranty Agreement duly adopted by the Board of Directors of each of such Guarantors and accompanied by a certificate of the Secretary of each of such Guarantors stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

     (j) Incumbency Certificates of Guarantors. An incumbency certificate with respect to each Guarantor executed by the appropriate officers of each such Guarantor.

     (k) Certificates of Existence and Account Status For Each Guarantor. A current certificate of existence from the state of incorporation of each Guarantor and a certificate of account status from the Comptroller of Public Accounts of the State of Texas for each Guarantor.

     (l) Opinion of Counsel. An executed opinion of counsel to Company and each of the Guarantors.

     (m) Loan Origination Fees. The loan origination fees in the amount of $25,000 described in Section 2.04.

     6.02. All Advances and Term Loan. The obligations of Bank to make any Advance under this Loan Agreement (including the initial Advance) and the right of Company to convert the Revolving Credit Loan into the Term Loan shall be subject to the following conditions precedent:

     (a) No Defaults. As of the date of the making of such Advance, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

     (b) Compliance with Loan Agreement. Company shall have performed and complied in all material respects with all agreements and conditions contained herein and in the Loan Documents which are required to be performed or complied with by Company before or at the date of such Advance or conversion.

     (c) Request for Advance. In the case of any Advance, Bank shall have received from Company a Request for Advance by telephonic notice or in the form of either Exhibit "C" or Exhibit "D" attached hereto, dated as of the date of such Advance and signed by an authorized officer of Company, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Company contained in this Loan Agreement and each of the Loan Documents executed by Company are true and correct,
(ii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and (iii) such other facts as Bank may reasonably request. If any Advance was by telephonic notice, said telephonic notice must be confirmed in writing within two (2) Business Days of such telephonic notice pursuant to a Confirmation of Request For Advance (1) substantially in the form attached as Exhibit "E" in the case of a Floating Prime Advance and (2) substantially in the form attached as Exhibit "F" in the case of a Eurodollar Advance.

     (d) No Material Adverse Change. As of the date of making such Advance, no change has occurred in the business or financial condition of Pancho's Mexican Buffet, Inc. and its Subsidiaries on a Consolidated basis which causes or could cause a Material Adverse Effect.

     (e) Representations and Warranties. The representations and warranties contained in Article VII (other than the representations and warranties contained in Section 7.07) hereof shall be true in all material respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.

     (f) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Company or any Guarantor.

                           ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES

     To induce Bank to make the Revolving Credit Loan and the Term Loan, Company represents and warrants to Bank that:

     7.01. Organization and Good Standing of Company. Company is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

     7.02. Organization and Good Standing of the Guarantors. Each of the Guarantors is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

     7.03. Authorization and Power. Company has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement and the other Loan Documents to be executed by Company; Company is duly authorized to, and has taken all corporate action necessary to authorize such Company to, execute, deliver and perform this Loan Agreement, the Note and such other Loan Documents and is and will continue to be duly authorized to perform this Agreement, the Note and such other Loan Documents. Each of the Guarantors has the corporate power and requisite authority to execute, deliver and perform the Guaranty Agreement.

     7.04. No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, the Note, the Guaranty Agreement or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which Company or any of the Guarantors is subject or any judgment, license, order or permit applicable to Company or any of the Guarantors, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Company or any of the Guarantors is a party or by which Company or any of the Guarantors may be bound, or to which Company or any of the Guarantors may be subject, or violate any provision of the Charter or Bylaws of Company or any of the Guarantors. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Company or any of the Guarantors of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

     7.05. Enforceable Obligations. This Loan Agreement, the Note, the Guaranty Agreement and the other Loan Documents are the legal and binding obligations of the corporation executing such Loan Documents, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     7.06. No Liens. Except for Permitted Liens, all of the properties and assets of Pancho's Mexican Buffet, Inc. and its Subsidiaries are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature, and such corporation has and will have good and marketable title to such properties and assets.

     7.07. Financial Condition. Company has delivered to Bank copies of the consolidated statement of operations of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of December 31, 1993, a consolidated statement of cash flows of Pancho's Mexican Buffet and its Subsidiaries as of December 31, 1993 and a consolidated balance sheet of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of December 31, 1993; such financial statements are true and correct in all material respects, fairly present the financial condition of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods except for the exclusion of footnotes; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Pancho's Mexican Buffet, Inc. and its Subsidiaries which are (separately or in the aggregate) material and are not reflected in such financial statements or disclosed in writing to Bank; no changes having a Material Adverse Effect have occurred in the financial condition or business of Company since December 31, 1993.

     7.08. Full Disclosure. There is no material fact that Company has not disclosed to Bank which could have a Material Adverse Effect on the properties business, prospects or condition (financial or otherwise) of Company or any of the Guarantors. Neither the financial statements referred to in Section 7.07 hereof, nor any certificate or statement delivered herewith or heretofore by Company to Bank in connection with negotiation of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact known to Company necessary to keep the statements contained herein or therein from being misleading in any material respect.

     7.09. No Default. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     7.10. No Litigation. Except as described in Exhibit "G" attached hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Company threatened, against Company or any of the Guarantors that would, if adversely determined, have a Material Adverse Effect.

     7.11.  Use of Proceeds; Margin Stock.  The proceeds of the
Revolving Credit Loan will be used by the Company solely for the purposes specified in the preamble.

None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Company nor any Person acting on behalf of Company has taken or will take any action which might cause the Note or any of the other Loan Documents, including this Loan Agreement, to violate Regulations U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Company does not own any "margin stock" except for that described in the financial statements referred to in Section 7.06 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by Company does not exceed 25% of the aggregate value of all of the assets of Company.

     7.12. No Financing of Corporate Takeovers. No proceeds of the Revolving Credit Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

     7.13. Taxes. Except as previously disclosed to Bank, all tax returns required to be filed by the Company and the Guarantors in any jurisdiction have been filed or will be filed prior to the date on which the tax payable with respect to such return will become delinquent and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Company or the Guarantors or upon any of its or their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. To the best of Company's knowledge, there is no proposed tax assessment against Company and there is no basis for such assessment.

     7.15. Principal Office, Etc. The principal office, chief executive office and principal place of business of Company is at 3500 Noble Avenue, Fort Worth, Tarrant County, Texas 76111, and Company maintains its principal records and books at such address.

     7.16. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Company, any member of the Controlled Group, nor any duly appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of Company has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto except for a liability in the approximate amount of $1,000,000 under the Voluntary Employee Injury Benefit Plan of Company.

     7.17. Compliance with Law. Except as described on Exhibit "H", Company and each of the Guarantors are in compliance in all material respects with all laws, rules, regulations, ordinances, orders and decrees which are applicable to Company, the Guarantors or any of their respective properties or business, the failure to comply with which could have a Material Adverse Effect, including all Environmental Laws. Neither Company nor the Guarantors has been notified by any Governmental Authority that Company or the Guarantors has failed to comply with any such laws, rules, regulations, orders or decrees, the failure to comply with which would result in a Material Adverse Effect, nor has Company or the Guarantors been notified of any Environmental Claim except as described in Exhibit "I".

     7.18. Government Regulation. Neither Company nor any of the Guarantors are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Company or any of the Guarantors of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

     7.19. Insider. Company is not, and no Person having "control" (as that term is defined in 12 U.S.C. 375(b)(5) or in regulations promulgated pursuant thereto) of Company is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary, or of any bank at which Bank maintains a correspondent account, or of any bank which maintains a correspondent account with Bank.

     7.20. Subsidiaries. Pancho's Mexican Buffet, Inc. directly owns all of the capital stock of Borrower and PMB International, Inc. and forty nine percent (49%) of all of the outstanding capital stock of Pamex of Texas, Inc., in each case free and clear from all liens, security interests, charges and encumbrances.

     7.21. Solvency. Except for PAMEX of Texas, Inc. and PMB International, Inc., Pancho's Mexican Buffet, Inc. and each of its Subsidiaries now have capital sufficient to carry on their businesses and transactions and all business and transactions in which they are about to engage, and for which they have projected, and are now solvent and able to pay their debts as they mature and Pancho's Mexican Buffet, Inc. and its Subsidiaries now owns property having a value, both at fair valuation and at present fair saleable value greater than the amount required to pay its respective debts. Without giving effect to the Guaranty Agreement, no Guarantor is "insolvent" on the date hereof (that is, the sum of such Guarantor's absolute and contingent liabilities does not exceed the fair market value of such Guarantor's assets). After giving effect to the Guaranty Agreement, no Guarantor other than possibly PAMEX of Texas, Inc., and PMB International, Inc., is insolvent on the date hereof (that is, the sum of such Guarantor's absolute and contingent liabilities including under the Guaranty Agreement, does not exceed the fair market value of such Guarantor's assets). Each Guarantor has received or will receive good and fair consideration for its liability and obligations incurred in connection with the Guaranty Agreement, and the incurrence of its liability under the Guaranty Agreement in return for such consideration may reasonably be expected to benefit each Guarantor, directly or indirectly.

     7.22. Environmental Matters. Except as described in Exhibit "I" attached hereto, none of the properties of Company or the Guarantors has been used at any time during their ownership to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with Hazardous Materials. Except as described in Exhibit "I" attached hereto, there are no past, pending or, to the best of Company's knowledge, threatened or potential Environmental Claims against Company or any of the Guarantors or with respect to any properties owned or controlled by Company or any of the Guarantors. Except as described in Exhibit "I" attached hereto, there are no underground storage tanks located on any of the properties owned or controlled by Company or any of the Guarantors and, to Company's best knowledge, there never have been any underground storage tanks located on any of the properties owned or controlled by Company or any of the Guarantors, and the Company has received no actual (as contrasted with constructive) notification of any Environmental Claims relating to any property contiguous to any property owned or controlled by Company or any of the Guarantors.

     7.23. Representations and Warranties. Each Request for Advance shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Company that no Event of Default exists and that all representations and warranties contained in this Article VII (other than in Section 7.07) or in any other Loan Document are true and correct at and as of the date the Advance is to be made.

     7.24. Survival of Representations, Etc. All representa-tions and warranties made herein are true and correct when made by Company and shall survive delivery of the Note and the Guaranty Agreement and the making of the Revolving Credit Loan and any investigation at any time made by or on behalf of Bank shall not diminish Bank's right to rely thereon.

                          ARTICLE VIII

                      AFFIRMATIVE COVENANTS

     So long as Bank has any commitment to make Advances hereunder and until payment in full of the Note and the Obligation, Company agrees and covenants that Company will (unless Bank shall otherwise consent in writing):

     8.01.  Financial Statements.  Deliver to Bank in duplicate:

     (a) Quarterly Statements: as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a Consolidated statement of operations of Pancho's Mexican Buffet, Inc. and its Subsidiaries and a Consolidated statement of cash flows of Pancho's Mexican Buffet, Inc. and its Subsidiaries, as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared by an authorized financial officer of the Company and a Consolidated balance sheet of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the prior fiscal year end, in reasonable detail and prepared by an authorized financial officer of the Company.

     (b) Annual Statements: as soon as practicable and in any event within 90 days after the end of each fiscal year, a Consolidated statement of operations of Pancho's Mexican Buffet, Inc. and its Subsidiaries, and a Consolidated statement of cash flows of Pancho's Mexican Buffet, Inc. and its Subsidiaries for such year, and a Consolidated balance sheet of Pancho's Mexican Buffet, Inc. and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding year, all in reasonable detail and satisfactory in scope to Bank, together with an opinion by independent public accountants of recognized standing selected by the Pancho's Mexican Buffet, Inc. and satisfactory to Bank, whose opinion or letter shall
          (a) state that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial position of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of the date thereof and the Consolidated results of their operations for the period thereof, (b) state that their audit examination has included a review of the Company's compliance with Sections 9.01, 9.02, 9.07, 9.08, 9.10 and 9.11 of this Loan Agreement as it relates to accounting matters, and (c) state whether, in the course of their audit examination, they obtained knowledge (and state whether they have knowledge of the existence as of the date of such written statement) of any condition or event which constitutes an Event of Default, and if so, specifying the nature and period of existence thereof;

     (c) Consolidating Statements: as soon as practicable in any event within 90 days after the end of each fiscal year, a consolidating statement of operations of Pancho's Mexican Buffet, Inc. and its Subsidiaries and a consolidating balance sheet of Pancho's Mexican Buffet, Inc. and its Subsidiaries.

     (d) SEC and Other Reports: promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Pancho's Mexican Buffet, Inc. shall send to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (e) Other Notices: promptly upon the occurrence thereof, notice of any of the following: (a) the occurrence of any condition or event which constitutes an Event of Default, specifying the nature and period of existence thereof, (b) that any Person has given any notice to the Company with respect to a claimed Default or Event of Default, or (c) that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event of default with respect to any other indebtedness which in the aggregate exceeds the sum of two hundred fifty thousand dollars ($250,000) and, with respect to any of such events specified in subdivisions (a), (b) or (c) above of this Section 8.01(e), what action the Company or such Subsidiary has taken, is taking or proposes to take;

     (f) ERISA Events: promptly upon any officer of the Company obtaining knowledge of the occurrence thereof, notice of the occurrence of any (a) "reportable event," as such term is defined in section 4043 of ERISA, or (b) "prohibited transaction," as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder, specifying the nature thereof, what action the Company or its Subsidiary has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation
with respect thereto; provided that with respect to the occurrence of any "reportable event" as to which the Pension Benefit Guaranty Corporation has waived the 30-day reporting requirement, such written notice need be given only at such time as notice is given to the Pension Benefit Guaranty Corporation; and

     (g) Requested Information: with reasonable promptness, such other financial data or other data or information related to the business or operations of Pancho's Mexican Buffet, Inc. or its Subsidiaries as Bank may reasonably request and which is available to Company on a "best efforts" basis. Bank agrees that Bank will not intentionally disclose any information given to Bank by the Company which is either proprietary or confidential and which is prominently marked as such; provided, however, that this restriction shall not apply to information which has at the time in question entered the public domain, nor will this restriction prohibit Bank from disclosing such information (a) as is required to be disclosed by Law or by any order, rule or regulation (whether valid or invalid) of any Tribunal, (b) to Bank's auditors, attorneys, or agents, or (c) to purchasers or prospective purchasers or assignees of interests in the Loan Agreement or the Obligation.

Together with each delivery of financial statements required by
Section 8.01(a) and Section 8.01(b) above, the Company will deliver to Bank a Compliance Certificate demonstrating (with computations in reasonable detail) compliance by the Company, Pancho's Mexican Buffet, Inc. and its Subsidiaries with the provisions of Sections 9.01 and 9.02 and stating that there exists no Event of Default with respect to such covenants or otherwise under this Loan Agreement or, if any Event of Default exists with respect to such covenants or under this Loan Agreement, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. By delivery of such Compliance Certificate, the officer executing such certificate represents and warrants that the statements made therein are based upon the level of investigation normally and customarily taken by officers of similarly situated corporations of established reputation in performing their regular duties.

     8.02. Payment of Obligations; Maintain Books and Reserves. Duly and punctually pay the Obligation in accordance with the terms of this Loan Agreement. Company will, and will cause each of the Guarantors to, keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

     8.03. Inspection of Property. Permit any Person designated by Bank, at Bank's expense and with reasonable notice to the Company, to visit and inspect any of the properties of Pancho's Mexican Buffet, Inc. and its Subsidiaries, to examine the corporate books and financial records of Pancho's Mexican Buffet, Inc. and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with officers and employees of the Company and its independent public accountants, all at such reasonable times and as often as may reasonably request. Bank agrees that Bank will keep confidential any proprietary or confidential information given to Bank by the Company or its Subsidiaries upon the same terms and conditions as agreed to with respect to information Bank have obtained pursuant to Section 8.01(g) hereof.

     8.04. Compliance with Laws, Etc. Comply and cause Pancho's Mexican Buffet, Inc. and each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders applicable to its business, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided by Company or the Guarantors, as the case may be, retains good and marketable title to and the right to use and enjoyment of its properties or other assets which may be affected by any such contest. Company will timely pay and will cause the Guarantors to timely pay, all payments due for labor, services and materials rendered or furnished in the ordinary course of business which are secured by inchoate statutory Liens, except to the extent contested in good faith by appropriate proceedings, and provided that the Company or the Guarantors, as the case may be, retains good and marketable title to and the right to the use and enjoyment of its properties or other assets which may be affected by any such contest. Company will promptly notify Bank if the Company receives any notice, claim or demand from any governmental agency which alleges that the Company is in violation of any Laws or has failed to comply with any order issued pursuant to any federal, state or local statute regulating its operation and business, the result of which may have a Material Adverse Effect.

     8.05.  Maintenance of Existence and Qualifications.
Maintain and preserve and cause each of the Guarantors to maintain and preserve its corporate existence and its rights and franchises in full force and effect and obtain and maintain and cause the Guarantors to obtain and maintain all permits and licenses necessary to the proper conduct of its business, including without limitation qualifying to do business as a foreign corporation in all states or jurisdictions where required by applicable Law.

     8.06. Maintenance of Properties; Insurance. Maintain, preserve, protect, and keep and cause each of the Guarantors to maintain, preserve, protect and keep, all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. Company will, and will cause each of the Guarantors, to carry and maintain in full force and effect at all times with financially sound and reputable insurers (or, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) insurance in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and the Company and the Guarantors shall maintain self-insurance only to the extent that a prudent corporation of established reputation engaged in the same or similar businesses and similarly situated would rely upon self-insurance.

     8.07. Yield Maintenance. If at any time after the date hereof, and from time to time, Bank determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, Bank's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of Bank with any of such requirements, has or would have the effect of (1) materially increasing Bank's costs relating to the obligation hereunder, or
(2) reducing the yield or rate of return of Bank on the Obligation hereunder to a level below that which Bank could have achieved but for the adoption or modification of any such requirements, Company shall, within fifteen (15) days of any request by Bank, pay to Bank such additional amounts as (in the Bank's sole judgment, after good faith and reasonable computation) will compensate Bank. No failure by Bank to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Bank's right to demand payment of such amounts that may accrue at any subsequent time. Nothing herein contained shall be construed or so operate as to require Company to pay any interest, fees, costs or charges greater than is permitted by applicable law.

     8.08.  Transactions With Affiliates.  Conduct and cause each
Guarantor to conduct all of their respective transactions with any Affiliate on an arm's length basis and pursuant to the reasonable requirements of Company's and/or such Guarantor's business.

     8.09. Compliance with Loan Documents. Company will promptly comply in all material respects with any and all covenants and provisions of this Loan Agreement, the Note and all other of the Loan Documents.

     8.10. Compliance with Material Agreements. Company will comply with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business where the failure to so comply would have a Material Adverse Effect.

     8.11. Operations and Properties. Company will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Company will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

     8.12. Books and Records; Access. Upon three (3) Business Days prior written notice, Company will give any representative of Bank access during all business hours to, and permit such representatives to examine, copy or make excerpts from, any and all books, records and documents in the possession of Company and relating to its affairs, and to inspect any of the properties of Company. Company will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

     8.13. Additional Information. Company shall promptly furnish to Bank, at Bank's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Company or any Guarantor as Bank may from time to time reasonably request.

     8.14. Principal Depository. Company and the Guarantors shall use Bank as its principal depository and shall maintain all of their primary operating accounts with Bank.

     8.15. Further Assurances. Upon request of the Bank, promptly cure any defects in the creation, issuance, execution and delivery of this Loan Agreement or in the Loan Documents. Company, at its expense, will further promptly execute and deliver to Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Company hereunder, or to further evidence and more fully describe the obligations of Company hereunder, or to correct any omissions herein, or to more fully state the obligations set out herein.

                           ARTICLE IX

                       NEGATIVE COVENANTS

     So long as Bank has any commitment to make Advances hereunder, and until full payment of the Note and the performance of the Obligation, Company covenants and agrees that neither
Pancho's Mexican Buffet, Inc. nor any of its Subsidiaries will, unless Bank otherwise consents in writing:

     9.01. Funded Debt to Net Cash Flow. Permit the ratio of Funded Debt as of the end of any fiscal quarter to Net Cash Flow of Pancho's Mexican Buffet, Inc. and its Subsidiaries for the four quarter period ending as of the end of the preceding fiscal quarter at any time to be greater than 2.0 to 1.0; or

     9.02. Indebtedness to Net Worth. Permit the ratio of the total Indebtedness of Pancho's Mexican Buffet, Inc. and its Subsidiaries as of the end of the most recent fiscal quarter to Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter to be greater than .70 to 1.0; or

     9.03.     Subsidiaries.  Create or organize any Subsidiary;
or

     9.04. Transfer of Assets. Transfer more than $3,000,000 in the aggregate to PMB International, Inc. and its Subsidiaries;
or

     9.05. Acquisitions. Acquire the assets or stock of any Person not engaged in a line of business similar in nature to the lines of business engaged in by Company or any of its Subsidiaries; or

     9.06. Negative Pledge. Create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens; or

     9.07. No Grant of Negative Pledge. Agree with any Person not to create or suffer to exist any mortgage, pledge, security interest or encumbrance or Lien upon any of its property or assets now owned or hereafter acquired; or

     9.08. Limitation on Additional Indebtedness. Incur or assume or permit any Guarantor to incur or assume any Indebtedness for borrowed money, except for (i) the indebtedness evidenced by the Note; (ii) Consolidated Indebtedness (excluding the indebtedness evidenced by the Note) not to exceed five hundred thousand dollars ($500,000) in the aggregate at any one time; and (iii) trade debt incurred in the ordinary course of business; or

     9.09.  Sale of Accounts Receivable.  Sell or permit any
Guarantor to sell any of its accounts receivable, with or without recourse; or

     9.10. Liquidation, Mergers and Disposition of Substantial Assets. Liquidate, dissolve or reorganize; merge or consolidate with any other company, firm or association in a transaction in which Company is not the surviving corporation except for a merger or consolidation with Pancho's Mexican Buffet, Inc. or one of its Subsidiaries; or make any other substantial change in its capitalization or its business; or

     9.11. Net Income. Permit its Consolidated Net Income to be less than $1.00 during any fiscal quarter; or

     9.12. Ownership of Assets. Permit less than eighty percent (80%) of the net book value of the plant, property and equipment as reflected on the Consolidated financial statements of Pancho's Mexican Buffet, Inc. and its Subsidiaries to be owned by Company.

                            ARTICLE X

        EVENTS OF DEFAULT; REMEDIES UPON EVENT OF DEFAULT

     10.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

     (a) Company shall fail to pay when due any principal of, or interest on any Note, or any other fee or payment due hereunder or under any of the Loan Documents and the continuance thereof for a period of at least three (3) days; or

     (b) Failure or refusal of Company to observe, keep and perform any of the covenants, agreements and obligations hereunder or any of the Loan Documents and the continuance of such failure or refusal for a period of thirty (30) days after receipt of written notice from Bank to Company specifying such failure; or

     (c) Pancho's Mexican Buffet, Inc. or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, or (vii) fail to pay any money judgment against it in excess of fifty thousand dollars ($50,000) before the expiration of thirty (30) days after such judgment becomes final and no longer subject to appeal; or

     (d) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Pancho's Mexican Buffet, Inc. or any of its Subsidiaries or of all or substantially all of their respective assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or a complaint or petition shall be filed against Pancho's Mexican Buffet, Inc. or any of its Subsidiaries seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Pancho's Mexican Buffet, Inc. or any of its Subsidiaries, and such petition or complaint shall not have been dismissed within sixty (60) days; or

     (e)  Company shall default in the payment of any material
Indebtedness of Company to Bank other than the Note and the obligations hereunder; or

     (f) Company shall default in the payment of any Indebtedness of Company to Persons other than Bank then having a principal balance in excess of two hundred fifty thousand dollars
($250,000); or

     (g)  There shall occur any change in the condition
(financial or otherwise) of Company, Pancho's Mexican Buffet,
Inc. or any Subsidiary of Pancho's Mexican Buffet, Inc. which has a Material Adverse Effect; or

     (h) Any Guaranty Agreement shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of such Guaranty Agreement shall be challenged or denied by any Guarantor; or

     (i)  The liquidation or dissolution of Company.

     10.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Bank shall exercise any one or more of the following rights and remedies, and any other remedies in any of the Loan Documents, as Bank in its sole discretion, may deem necessary or appropriate:
(i) declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or notice of intention to accelerate or other notice of any kind, all of which Company hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (ii) refuse to make any additional Advances under the Note, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, pursue and enforce any of Bank's rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

     10.03. Performance by Bank. Should Company fail to perform in any material respect any covenant, duty or agreement contained herein or in any of the Loan Documents, Bank may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of the Company following written notice to Company of such intention to perform. In such event, Company shall, at the request of Bank, promptly pay any amount reasonably expended by Bank in performance or attempted performance to Bank at its principal office in Fort Worth, Texas, together with interest thereon at the Past Due Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Bank will assume no liability or responsibility (except liability attributable to their gross negligence or willful misconduct) for the performance of any duties of Company hereunder or under any of the Loan Documents or other control over the management and affairs of the Company.

     10.04. Remedies Cumulative. All covenants, conditions, provisions, warranties, indemnities and other undertakings of Company contained in this Agreement, or in any document referred to herein or in any agreement supplementary hereto or in any of the Loan Documents shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Company contained herein. The failure or delay of Bank to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents against any security shall not operate as a waiver of such liens, rights, powers and remedies, but all such rights, powers and remedies shall continue in full force and effect until the loan evidenced by the Note and the entire Obligation of Company to Bank shall have been fully satisfied, and all rights, liens, powers and remedies herein provided for are cumulative and none are exclusive.

                           ARTICLE XI

                       ARBITRATION PROGRAM

     11.01. Binding Arbitration. Upon the demand of any party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim, or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable, or otherwise) now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with (1) the agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"), (2) all past, present or future loans, notes, instruments, drafts, credits, accounts, deposit accounts, safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind whatsoever, (3) any past, present or future incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees, or representatives may be liable, in whole or in part, or (4) any aspect of the past, present or future relationships of the parties including any agency, independent contractor or employment relationship but excluding claims for workers' compensation and unemployment benefits ("Relationship"). Any party to this Arbitration Program may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring any action in court to compel arbitration of any Disputes. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce.

     11.02. Governing Rules. All Disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following priority: (1) the terms of this Arbitration Program, (2) the Commercial Arbitration Rules of the AAA, (3) the Federal Arbitration Act (Title 9 of the United States Code) and
(4) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. The validity and enforceability of this Arbitration Program shall be determined in accordance with this same order of priority. In the event of any inconsistency between this Arbitration Program and such rules and statutes, this Arbitration Program shall control. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or Texas Banking Code Art. 342-609.

     11.03. No Waiver; Preservation of Remedies; Multiple Parties. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of any party, during any Dispute to seek, use, and employ ancillary or preliminary remedies, judicial or otherwise, for the purpose of realizing upon, preserving, protecting, foreclosing or proceeding under forcible entry and detainer for possession of any real or personal property, and any such action shall not be deemed an election of remedies. Such rights shall include, without limitation, rights and remedies relating to (1) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under a deed of trust, mortgage, or other security agreement or instrument, or applicable law, (2) exercising self-help remedies (including setoff rights) or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, less than all, without impairing rights against other liable persons. Nor shall a party be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

     11.04. Statute of Limitations. All statutes of limitation shall apply to any proceeding in accordance with this Arbitration
Program.

     11.05. Arbitrator Powers and Qualifications; Awards; Modification or Vacation of Award. Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be a practicing attorney licensed to practice law in the State of Texas and shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $1,000,000, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required to make specific, written findings of fact, and shall have authority to render an award up to but not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving claims or amounts in controversy exceeding $1,000,000 shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel, provided, however, that all three Arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law, and in such proceedings before an Arbitration Panel only, the parties shall have the additional right to seek vacation or modification of any award of an Arbitration Panel that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to a Federal or State Court of Appeals, following the entry of judgment on the award in Federal or State District Court, as appropriate. For these purposes, the award and judgment entered by the Federal or State District Court shall be considered to be the same as the award and judgment of the Arbitration Panel. All requirements applicable to appeals from any Federal or State District Court judgment shall be applicable to appeals from judgments entered on decisions rendered by Arbitration Panels. The Appellate Courts shall have the power and authority to vacate or modify an award based upon a determination that there has been an incorrect or erroneous ruling of law. The Appellate Court shall also have the power to reverse and/or remand the decision of an Arbitration Panel. Subject to the foregoing, the determination of an Arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.
     11.06. Other Matters and Miscellaneous. To the maximum extent practicable, the AAA, the Arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted in Fort Worth. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could do pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any Arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement.
This Arbitration Program constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Documents or the Relationship, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, Arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by all the parties hereto. If any term, covenant, condition, or provision of this Arbitration Program is found to be unlawful, invalid or unenforceable, such illegality or invalidity or unenforceability shall not affect the legality, validity, or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid, or unenforceable part had not been included. The captions or headings in this Arbitration Program are for convenience of reference only and are not intended to constitute any part of the body or text of this Arbitration Program. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation. To the maximum extent permitted by law, this Arbitration Program modifies and supersedes any and all prior agreements for arbitration between the parties.

                           ARTICLE XII

                          MISCELLANEOUS

     12.01. Waiver. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Bank hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     12.02. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents relating to the loan evidenced by the Note (the "Loan Documents") must be given in writing and personally delivered, sent by telecopy or telex (answerback received) or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as follows:

     Company:       PMB Enterprises West, Inc.
                    3500 Noble Avenue
                    Fort Worth, Texas 76111
                    Attn:  Chief Financial Officer
                    Fax No. (817) 838-1408


     Bank:          First Interstate Bank of Texas, N.A.
                    Suite 1100
                    309 W. Seventh Street
                    Fort Worth, Texas 76102
                    Attn:  Steve Wood
                    Fax No. (817) 885-1110

Any such notice or other communication shall be deemed to have been given on the date it is personally delivered or sent by telecopy or telex as aforesaid or, if mailed, on the second day after it is mailed as aforesaid (whether actually received or not). Any party may change its address for purposes of this Loan Agreement by giving notice of such change to all other parties pursuant to this Section 12.02.

     12.03. Payment of Expenses. Company agrees to pay all costs and expenses of Bank (including, without limitation, the reasonable attorneys' fees of Bank's outside legal counsel) incurred by Bank in connection with the preservation and enforcement of Bank's rights under this Loan Agreement, the Note, and/or the other Loan Documents, and all reasonable costs and expenses of Bank (including without limitation the reasonable fees and expenses of Bank's outside legal counsel) in connection with the negotiation, preparation, execution and delivery of this Loan Agreement, the Note, and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto.

     12.04. Maximum Interest Rate. Regardless of any provisions contained in this Loan Agreement, the Note or in any of the other Loan Documents, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note any amount in excess of the Maximum Rate, and, in the event Bank ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company and Bank shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payments (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness so that interest paid by Company does not exceed the Maximum Rate; provided that, if a Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank shall refund to Company the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Bank shall not be subject to the penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     12.05.  Amendments.  This Loan Agreement and the other Loan
Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

     12.06. Governing Law. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents.

     12.07. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Company and Bank as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

     12.08. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

     12.09. Participations. Company expressly recognizes and agrees that Bank may sell other lenders participations in the loan evidenced by the Note; provided, however that such participation shall not affect the rights and duties of Bank hereunder vis-a-vis Company.

     12.10. Article 15.10(b). Company and Bank hereby agree that, except for Article 15.10(b) thereof, the provisions of Charter 15 of Title 79 of the Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not apply to the Loan Documents.

     12.11. Survival. All representations and warranties made by Company herein shall survive delivery of the Note and the making of the Revolving Credit Loan.

     12.13. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Bank liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, or for debts or claims accruing to any such persons against Company. Notwithstanding anything contained herein or in the Note, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Bank, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, nor to any other person or entity other than Company.

     12.14. Counterpart Execution. This Loan Agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same instrument.

     12.15. Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED effective as of the 16th day of February, 1994.

                              PMB ENTERPRISES WEST, INC., a New
                              Mexico corporation



                               By: /s/ David Oden
                                    David Oden, Vice President
                                    BORROWER



                               FIRST INTERSTATE BANK OF TEXAS, N.A.



                               By: /s/ Steve Wood
                                     Steve Wood, Vice President
                                     BANK

f-0017708.01

                           EXHIBIT "A"

                         PROMISSORY NOTE

$10,000,000.00





                            February 16, 1994

     FOR VALUE RECEIVED, the undersigned PMB Enterprises West, Inc., a New Mexico corporation (the "Company"), hereby unconditionally promises to pay to the order of First Interstate Bank of Texas, N.A. (the "Bank") the principal sum of ten million dollars ($10,000,000.00), or such lesser aggregate amount of Advances as may be made pursuant to Bank's Commitment, which principal shall be payable as provided in Sections 4.01, 4.02, 4.03, 4.04 and 4.07 of the Loan Agreement, together with the interest on the unpaid principal balance until maturity (whether by acceleration or otherwise), which interest shall be determined at the varying rates per annum, and shall be payable as provided in Sections 2.03, 3.02, 4.04, 4.05, 4.06 and 4.07 of the Loan
Agreement. Payments of both principal and interest herein shall be made to Bank's account at 309 W. Seventh Street, Fort Worth, Texas, in lawful money of the United States of America and in immediately available funds.

     This Note has been executed and delivered pursuant to the terms of that certain Revolving Credit and Term Loan Agreement (the "Loan Agreement") by and between Company, and First Interstate Bank of Texas, N.A., dated as of February 16, 1994, and is the "Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Company and for a statement of the events upon which the maturity of this Note may be accelerated.

     Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

     Company agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in Section 12.03 of the Loan Agreement.

     Company and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Company the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

                              PMB ENTERPRISES WEST, INC.




                                   David Oden, Vice President

f-0017708.01

                           EXHIBIT "B"

                UNCONDITIONAL GUARANTY AGREEMENT


     THIS UNCONDITIONAL GUARANTY AGREEMENT is executed as of

February 16, 1994, by Pancho's Mexican Buffet, Inc., a Delaware

corporation, PMB International, Inc., a Delaware corporation, and

PAMEX of Texas, Inc., a Texas corporation (such parties being referred to herein, jointly and severally, as "Guarantor" and each use of the term "Guarantor" or reference thereto shall mean or be a reference to each such person jointly and severally), for the benefit of First Interstate Bank of Texas, N.A. ("Lender").

                      W I T N E S S E T H:

     WHEREAS, PMB Enterprises West, Inc., a New Mexico corporation ("Borrower"), may from time to time be indebted to Lender pursuant to that certain Revolving Credit and Term Loan Agreement dated February 16, 1994 by and between Borrower and Lender (such loan agreement, together with all amendments thereto and restatements thereof, is herein referred to as the "Loan Agreement"); and

     WHEREAS, Lender is not willing to make the loans under the Loan Agreement or otherwise extend credit to Borrower unless each Guarantor unconditionally guarantees payment of the Guaranteed
Debt (as hereinafter defined); and

     WHEREAS, each Guarantor will benefit from Lender's extension of credit to Borrower; and

     WHEREAS, all capitalized terms not defined herein shall have the meaning assigned to such terms in the Loan Agreement unless otherwise provided herein or the context hereof otherwise requires; and

     NOW, THEREFORE, as an inducement to Lender to enter into the Loan Agreement and to make loans to Borrower thereunder, and to extend credit to Borrower as Lender may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Debt

(hereinafter defined) as more specifically described hereinbelow in Section 1.03 and hereby agrees as follows:

                            Article I

                  NATURE AND SCOPE OF GUARANTY

     Section 1.01.  Definition of Guaranteed Debt.  As used
herein, the term "Guaranteed Debt" means:

          (a) All principal, interest, attorneys fees, commitment fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Borrower to Lender at any time created or arising in connection with the Loan Agreement, or any amendment thereto or substitution therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to Lender arising under the Note (as defined in the Loan Agreement), under any renewals, modifications, increases and extensions of the Note (the "Guaranteed Note") and under the Loan Documents (as defined in the Loan Agreement); and

          (b) All reasonable costs, expenses and fees, including but not limited to court costs and reasonable attorneys fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described above in item (a) of this
     Section 1.01.

     As used herein, the term "Unguaranteed Debt" means indebtedness or other liabilities, if any, of Borrower to Lender that is not Guaranteed Debt.

     Section 1.02. Guaranteed Debt Not Reduced by Defenses of Borrower. The Guaranteed Note, indebtedness, liabilities, obligations and other Guaranteed Debt guaranteed hereby, and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future claim, counterclaim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Debt, whether such claim, counterclaim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or the Guarantor's liability hereunder, to the extent that Lender advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Guarantor is absolutely liable to make such payments to (and confer such benefits on) Lender, on a timely basis.

     Section 1.03. Guaranty of Obligation. Each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the due and punctual payment of the Guaranteed Debt. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

     Section 1.04. Nature of Guaranty. This Guaranty Agreement is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Guaranty Agreement may not be revoked by Guarantor (provided, however, if, according to applicable law, it shall ever be determined or held that a guarantor under a continuing guaranty such as this Guaranty Agreement shall have the absolute right, notwithstanding the express agreement of such a guarantor otherwise, to revoke such guaranty as to Guaranteed Debt which has then not yet arisen, then Guarantor may deliver to the cashier of Lender written notice, in addition to giving such notice as provided in
Section 5.02 hereof, that the Guarantor will not be liable hereunder for any Guaranteed Debt created, incurred, or arising after the giving of such notice, and such notice will be effective as to the Guarantor from and after (but not before) such times as said written notice is actually delivered to, in addition to giving such notice as provided in Section 5.02 hereof, and received by and receipted for in writing by the cashier of Lender, provided that such notice shall not in anywise affect, impair, or limit the liability and responsibility of any other Guarantor hereunder or other person or entity with respect to any Guaranteed Debt theretofore existing or thereafter existing, arising, renewed, extended or modified and provided, further, that such notice shall not affect, impair, or release the liability and responsibility of the Guarantor with respect to Guaranteed Debt created, incurred, or arising (or in respect of any Guaranteed Debt agreed or contemplated, in any respect, to be created, whether advanced or not and whether committed to by Lender or not, including, without limitation, any discretionary advances or extensions of credit which may be made by Lender at its option in the future under any type of loan or credit agreement, arrangement or undertaking) prior to the receipt of such notice by the cashier of Lender as aforesaid, or in respect of any renewals, extensions, or modifications of such Guaranteed Debt, or in respect of interest or costs of collection thereafter accruing on or with respect to such Guaranteed Debt, or with respect to attorneys' fees thereafter becoming payable hereunder with respect to such Guaranteed Debt), and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantor with respect to indebtedness or obligations of Borrower to Lender thereafter incurred (or other Guaranteed Debt thereafter arising) under the Guaranteed Note or otherwise. This Guaranty Agreement may be enforced by Lender and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

     Section 1.05. Payment by Guarantor. If all or any part of the Guaranteed Debt shall not be paid within three (3) days of the due date thereof, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Lender at Lender's principal office in Fort Worth, Texas. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given and received in accordance with
Section 5.02 hereof.

     Section 1.06. Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty Agreement, Guarantor shall, immediately upon demand by Lender, pay Lender all reasonable costs and expenses (including court costs and reasonable attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this
Section 1.06 shall survive the payment of the Guaranteed Debt.

     Section 1.07. No Duty to Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce such payment by Guarantor, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (ii) enforce Lender's rights against any security which shall ever have been given to secure the Guaranteed Debt, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Debt, (iv) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, (v) exhaust any remedies available to Lender against any security which shall ever have been given to secure the Guaranteed Debt, or (vi) resort to any other means of obtaining payment of the Guaranteed Debt. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt. Further, Guarantor expressly waives until the Guaranteed Debt is paid in full each and every right to which it may be entitled by virtue of the suretyship law of the state of Texas, including without limitation, any rights pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, and Chapter 34 of the Texas Business and Commerce Code.

     Section 1.08. Waiver of Notices, etc. Guarantor agrees to the provisions of the Guaranteed Note, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty Agreement, (iii) any amendment or extension of the Guaranteed Note or the Loan Agreement or of any other instrument or document pertaining to all or any part of the Guaranteed Debt, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (v) the occurrence of any breach by Borrower or Event of Default (as defined in the Loan Agreement and collateral documents thereto), (vi) Lender's transfer or disposition of the Guaranteed Debt, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt,
(viii) protest, proof of nonpayment or default by Borrower, or
(ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, the Loan Agreement, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

     Section 1.09. Effect of Bankruptcy, Other Matters. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason,
(i) Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Guarantor by Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect, (ii) Borrower shall cease to be liable to Lender for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by Borrower), the obligations of Guarantor under this Guaranty Agreement shall remain in full force and effect. It is the intention of Lender and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of Lender and Guarantor that the filing of any bankruptcy or similar proceeding by or against Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantor under this Guaranty Agreement or the rights of Lender under this Guaranty Agreement, including, without limitation, the right or ability of Lender to pursue or institute suit against Guarantor for the entire Guaranteed Debt.

     Section 1.10. Application of Payments from Borrower and Other Sources. If, at any time, there be Unguaranteed Debt, Lender, without in any manner impairing its rights hereunder, may, at its option: (i) apply, first, to Unguaranteed Debt any amounts paid to or received by or coming into the hands of Lender from or attributable to Borrower or any other person or entity (other than Guarantor) liable for indebtedness of Borrower to Lender; (ii) exercise rights of offset by applying, first, to the Unguaranteed Debt any deposit balances to the credit of Borrower; and (iii) except as stated in the last sentence of this paragraph, apply, first, to Unguaranteed Debt all amounts realized by Lender from collateral or security held by Lender for the payment of Borrower's indebtedness to Lender. If a particular security instrument expressly requires an application different from that permitted under the preceding sentence, proceeds realized by Lender from such security instrument shall be applied as provided in such instrument.

                           Article II

        ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
             OR DISCHARGING GUARANTOR'S OBLIGATIONS

     Each Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

     Section 2.01.  Modifications, etc.     Any renewal,
extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt, or of the Guaranteed Note, or any loan agreement, security agreement, collateral document or other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Debt;

     Section 2.02.  Adjustment, etc.      Any adjustment,
indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor;

     Section 2.03.  Condition, Composition or Structure of
Borrower or Guarantor.     The insolvency, bankruptcy,
arrangement, adjustment, composition, structure, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in name, business, location, composition, structure or changes in the shareholders, partners or members (whether by accession, secession, cessation, death, dissolution, transfer of assets or other matter) of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

     Section 2.04. Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law,
(ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (iii) the officers or representatives executing the Guaranteed Note or other documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (iv) the Guaranteed Debt violates applicable usury laws, (v) the Borrower has valid defenses, claims or counterclaims (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible or unenforceable, or (vii) the Guaranteed Note, Loan Agreement or other documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic.

     Section 2.05. Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Debt or any part thereof, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Guaranteed Debt, or that Lender will look to other parties to perform the Guaranteed Debt; notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement or contribution which it may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantor's rights of subrogation and reimbursement are, however, subordinate to the rights and claims of Lender;

     Section 2.06. Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt;

     Section 2.07. Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

     Section 2.08. Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care or act, fail to act or comply with any duty in the administration, preservation, protection, enforcement, sale application, disposal or other handling or treatment of all or any part of Guaranteed Debt or any collateral, property or security at any time securing any portion thereof, including, without limiting the generality of the foregoing, the failure to conduct any foreclosure in such a way so as to obtain the best possible price as long as the foreclosure is conducted in a commercially reasonable manner or otherwise act or fail to act;

     Section 2.09. Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Debt; notwithstanding the foregoing, Guarantor does not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of Lender in any collateral or security for the Guaranteed Debt after payment in full of the Guaranteed Debt; Guarantor's rights of subrogation are, however, subordinate to the rights, claims, liens and security interests of Lender;

     Section 2.10. Claims of Borrower. The Guaranteed Note and other Guaranteed Debt guaranteed hereby, and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future claim, counterclaim or defense of Borrower of any nature whatsoever against Lender, or any other party, or against payment of the Guaranteed Debt, whether such claim, counterclaim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise;

     Section 2.11.  Merger.  The reorganization, merger or
consolidation of Borrower into or with any other corporation or entity;

     Section 2.12.  Preference.  Any payment by Borrower to
Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; or

     Section 2.13. Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Agreement, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood or risk that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

                           Article III

                 REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into the Loan Agreement and extend credit to Borrower, each Guarantor represents and warrants to Lender that:

     Section 3.01.  Benefit.     Each Guarantor has received, or
will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Debt;

     Section 3.02. Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement; and

     Section 3.03. No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.


                           Article IV

              SUBORDINATION OF CERTAIN INDEBTEDNESS

     Section 4.01. Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed Debt. Until the Guaranteed Debt shall be paid and satisfied in full and Guarantor shall have performed all of its obligations hereunder, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

     Section 4.02. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Debt, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

     Section 4.03. Payments Held in Trust. In the event that, notwithstanding Sections 4.01 and 4.02 above, any Guarantor should receive any funds, payment, claim or distribution which is prohibited by such Sections, Guarantor agrees to hold in trust for Lender, in kind, all funds, payments, claims or distributions so received, and agrees that he shall have absolutely no dominion over such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

     Section 4.04. Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor's right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

     Section 4.05. Notation of Records. All promissory notes, accounts receivable ledgers or other evidences of the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

                            Article V

                          MISCELLANEOUS

     Section 5.01. Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this

Guaranty Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     Section 5.02.  Notices.     Any notices or other
communications required or permitted to be given by this Guaranty Agreement must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, or (ii) made by tested telex delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

     Guarantor:

     Pancho's Mexican Buffet, Inc.
     3500 Noble Avenue
     Fort Worth, Texas 76111

     With a copy to:

     Decker, Jones, McMackin,
          McClane, Hall & Bates
     Suite 2400
     301 Commerce Street
     Fort Worth, Texas 76102

     Lender:

     First Interstate Bank of Texas, N.A.
     309 West Seventh Street, Suite 1100
     Fort Worth, Texas 76102
     Attn:  Steve Wood

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the day it is mailed as aforesaid, or, if transmitted by telex, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Guaranty Agreement by giving notice of such change to the other party pursuant to this Section 5.02.

     Section 5.03. Governing Law. This Guaranty Agreement has been prepared, and is intended to be performed in the State of Texas, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of this Guaranty Agreement. For purposes of this Guaranty Agreement and the resolution of disputes hereunder, Guarantor hereby irrevocably submits and consents to, and waives any objection to, the non-exclusive jurisdiction of the courts of the State of Texas located in Tarrant County, Texas and of the federal court located in the Northern Judicial District of Texas, Fort Worth Division.

     Section 5.04. Invalid Provisions. If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty Agreement, such provision shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty Agreement, and the remaining provisions of this Guaranty Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty Agreement, unless such continued effectiveness of this Guaranty Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

     Section 5.05. Entirety and Amendments. This Guaranty Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

     Section 5.06. Parties Bound; Assignment. This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

     Section 5.07.  Headings.  Section headings are for
convenience of reference only and shall in no way affect the interpretation of this Guaranty Agreement.

     Section 5.08. Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     Section 5.09.  Counterpart Execution.  This Guaranty
Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Guaranty Agreement by signing any such counterpart.

     Section 5.10. Arbitration. The parties agree to be bound by the terms and provisions of the Arbitration Program (dated 9-1-92) of Lender which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

     SECTION 5.11. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the day and year first above written.

                              GUARANTOR:

                              PANCHO'S MEXICAN BUFFET, INC.
                                   a Delaware corporation


                              By:
                                   Name:

                                   Title:



                              PMB INTERNATIONAL, INC.,
                                   a Delaware corporation


                              By:
                                   Name:

                                   Title:



                              PAMEX OF TEXAS, INC., a Texas
                                   corporation


                              By:
                                   Name:

                                   Title:

                           EXHIBIT "C"

          REQUEST FOR ADVANCE - FLOATING PRIME ADVANCE

      Date:


First Interstate Bank of Texas, N.A.
309 W. Seventh Street
Fort Worth, Texas 76102

 Re: Request For Floating Prime Advance

     This Request for Advance has been prepared and is being delivered to Bank pursuant to Section 2.02(a) of that certain Revolving Credit and Term Loan Agreement ("Agreement") dated as of February 16, 1994 by and between PMB Enterprises West, Inc., a New Mexico corporation ("Company"), and First Interstate Bank of Texas, N.A. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On this date the undersigned does hereby request that Bank make an Advance for a Floating Prime Advance (i) in the aggregate
principal amount of $                (such amount shall be in an
integral multiple of $10,000.00 unless such Advance would exhaust the Total Commitment in which case, such amount may be in an amount of the unused portion of the Total Commitment) (ii) on ____________________, 199___.

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Bank that all of the representations and warranties contained in
Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):

                              PMB ENTERPRISES WEST, INC.



                              By:
                                   Name:

                                   Title:

f-0017708.01

                           EXHIBIT "D"

            REQUEST FOR ADVANCE - EURODOLLAR ADVANCE

    Date:

First Interstate Bank of Texas, N.A.
309 W. Seventh Street
Fort Worth, Texas 76102

 Re: Request For Eurodollar Advance

     This Request for Advance has been prepared and is being delivered to Bank pursuant to Section 2.02(a) of that certain Revolving Credit and Term Loan Agreement ("Agreement") dated as of February 16, 1994, by and between PMB Enterprises West, Inc., a New Mexico corporation ("Company"), and First Interstate Bank of Texas, N.A. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires. (Check applicable box below.)

/ / [For New Advances] On this date the undersigned does hereby request that Bank make Advances for a Eurodollar Advance (i) in
the aggregate principal amount of $               (such amount
shall be in an integral multiple of $1,000,000.00), (ii) for the
following Interest Period              (one (1), two (2) or three
(3) months), (iii) on                , 199    (which date shall
be at least three (3) Eurodollar Business Days after the date on which this Request for Advance shall be submitted to Bank).
After taking into account the Advance requested hereby, the total number of unpaid Eurodollar Advances does not exceed four (4).

/ / [For Rollover Notices] On this date the undersigned does hereby request a Eurodollar Advance (i) in the aggregate
principal amount of $                   (such amount shall be in
an integral multiple of $1,000,000.00), (ii) for the following
Interest Period              (one (1), two (2) or three (3)
months), (iii) on                  , 199____ (which date shall be
at least three (3) Eurodollar Business Days after the date on which this Request for Advance shall be submitted to Bank).
After taking into account the Advance requested hereby, the total number of unpaid Eurodollar Advances does not exceed four (4). This Request for Advance shall serve as a Rollover Notice under
Section 2.02(c) of the Agreement, with respect to the Eurodollar
Advance made on                    , 199     ("Prior Advance").
This Rollover Notice is being submitted at least three (3) Eurodollar Business Days (if the Prior Advance was a Eurodollar Advance) prior to the termination of the Interest Period for the Prior Advance.

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Bank that all of the representations and warranties contained in
Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking, or proposes to take with respect thereto):

                              PMB ENTERPRISES WEST, INC.



                              By:
                                   Name:

                                   Title:
































f-0017708.01

                           EXHIBIT "E"

                         CONFIRMATION OF
          REQUEST FOR ADVANCE - FLOATING PRIME ADVANCE

      Date:


First Interstate Bank of Texas, N.A.
309 W. Seventh Street
Fort Worth, Texas 76102

 Re: Request For Floating Prime Advance

     This Confirmation of Request for Advance has been prepared and is being delivered to Bank pursuant to Section 2.02(a) of that certain Revolving Credit and Term Loan Agreement ("Agreement") dated as of February 16, 1994 by and between PMB Enterprises West, Inc., a New Mexico corporation ("Company"), and First Interstate Bank of Texas, N.A. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On                 the undersigned requested that Bank makes
Floating Prime Advances in the aggregate principal amount of $
               on                        , 199    .

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Bank that all of the representations and warranties contained in
Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):

                              PMB ENTERPRISES WEST, INC.


                              By:
                                   Name:

                                   Title:



f-0017708.01

                           EXHIBIT "F"

                         CONFIRMATION OF
            REQUEST FOR ADVANCE - EURODOLLAR ADVANCE

      Date:


First Interstate Bank of Texas, N.A.
309 W. Seventh Street
Fort Worth, Texas 76102

 Re: Request For Eurodollar Advance

     This Confirmation of Request for Advance has been prepared and is being delivered to Bank pursuant to Section 2.02(a) of that certain Revolving Credit and Term Loan Agreement ("Agreement") dated as of February 16, 1994, by and between PMB Enterprises West, Inc., a New Mexico corporation ("Company"), and First Interstate Bank of Texas, N.A. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On                the undersigned requested that Bank make
Eurodollar Advances (i) in the aggregate principal amount of $
      , (ii) for the following Interest Period              (one
(1), two (2) or three (3) months), (iii) on                ,
199___. After taking into account such Advance, the total number of unpaid Eurodollar Advance does not exceed four (4).

     The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Bank that all of the representations and warranties contained in
Article VII of the Agreement (except Section 7.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking, or proposes to take with respect thereto):


                              PMB ENTERPRISES WEST, INC.


                              By:
                                   Name:

                                   Title:

f-0017708.01

                               EXHIBIT "G"

               TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
                 BETWEEN PMB ENTERPRISES WEST, INC., AND
                   FIRST INTERSTATE BANK OF TEXAS, N.A.


                                LITIGATION


                                   None

































f-0017708.01

                          EXHIBIT "H"
          TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
            BETWEEN PMB ENTERPRISES WEST, INC., AND
              FIRST INTERSTATE BANK OF TEXAS, N.A.


                      COMPLIANCE WITH LAW


                              None


































f-0017708.01

                          EXHIBIT "I"
          TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
            BETWEEN PMB ENTERPRISES WEST, INC., AND
              FIRST INTERSTATE BANK OF TEXAS, N.A.


                     ENVIRONMENTAL MATTERS


Exceptions to Section 7.22:

1. All Company restaurant locations include underground storage tanks for capturing from the waste water system grease produced through normal restaurant operations.

2. Underground storage tanks formerly used for gasoline storage at the Company's headquarters office facility at 3500 Noble Avenue, Fort Worth, Texas, has been removed. See attached copy of a closure review letter from the Texas Water Commission dated January 25, 1993 regarding this matter.

3. An underground storage tank formerly used for gasoline storage at a Company facility at 3565 McCart Street, Fort Worth, Texas, has been removed. See attached copy of a closure review letter from the Texas Water Commission dated April 6, 1993 regarding this matter.

4. The Company plans to purchase property located at 4604 Seawall Boulevard, Galveston, Texas for the construction of a Pancho's Mexican Buffet restaurant. Environmental studies commissioned on behalf of the Company have identified contamination from underground gasoline storage tanks removed in 1990 on property located approximately 100 feet northeast of the proposed site. The environmental studies did not reveal, however, contamination of the 4604 Seawall Boulevard site requiring any type of corrective action or further testing.





f-0017708.01